UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 9, 2012

PETROQUEST ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	72-1440714
(State of Incorporation)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

PetroQuest Energy, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders on May 9, 2012. The following proposals were submitted to the holders of the Company’s common stock (the “Common Stock”) for a vote:

1.	The election of six nominees to the Board of Directors;

2.	The adoption of the 2012 Employee Stock Purchase Plan;

3.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

4.	An advisory vote on the Company’s executive compensation.

The results of such votes were as follows:

1. The following votes were cast in the election of six nominees to the Board of Directors:

Name of Nominee	Number of Votes Voted For	Number of Votes Withheld	Number of Broker Non-Votes
Charles T. Goodson	42,901,123	934,157	11,364,624
William W. Rucks, IV	42,494,186	1,341,094	11,364,624
E. Wayne Nordberg	42,487,725	1,347,555	11,364,624
Michael L. Finch	42,716,610	1,118,670	11,364,624
W. J. Gordon, III	41,906,003	1,929,277	11,364,624
Charles F. Mitchell, II, M.D.	41,889,233	1,946,047	11,364,624

2. The following votes were cast in the adoption of the 2012 Employee Stock Purchase Plan:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
43,466,612	274,621	94,047	11,364,624

3. The following votes were cast in the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
54,743,165	307,690	149,049	0

4. The following advisory (non-binding) votes were cast to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the 2012 Proxy Statement:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
37,519,922	6,053,728	261,630	11,364,624

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2012

PETROQUEST ENERGY, INC.

/s/ Daniel G. Fournerat
Daniel G. Fournerat
Executive Vice President, General Counsel, Chief Administrative Officer and Secretary